Exhibit 23.2

                               CONSENT OF COUNSEL
                               ------------------

        We hereby consent to the reference to this firm under the heading "Legal Matters" in the Prospectus constituting part of the Registration Statement on Form S-3. In giving the foregoing consent, we do not thereby admit that we come with in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder with respect to any part of the Registration Statement, including this exhibit.


                                        /s/ Richards, Layton & Finger, P.A.
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                                        Richards, Layton & Finger, P.A.


Wilmington, Delaware
March 21, 2006